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                                                                    EXHIBIT 21.1

                              THE MONY GROUP INC.

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                     NAME OF SUBSIDIARY                         STATE OF DOMICILE
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MONY Life Insurance Company                                     New York
MONY Life Insurance Company of America                          Arizona
Enterprise Capital Management, Inc.                             Georgia
  Enterprise Fund Distributors, Inc.                            Delaware
MONY Brokerage, Inc.                                            Delaware
  MBI Insurance Agency of Alabama, Inc.                         Alabama
  MBI Insurance Agency of Massachusetts, Inc.                   Massachusetts
  MBI Insurance Agency of New Mexico, Inc.                      New Mexico
  MBI Insurance Agency of Ohio, Inc.                            Ohio
  MBI Insurance Agency of Texas, Inc.                           Texas
  MBI Insurance Agency of Washington, Inc.                      Washington
MONY Assets Corp.(1)                                            New York
  MONY Benefits Management Corp.(2)                             Delaware
MONY International Holdings, Inc.                               Delaware
  MONY Life Insurance Company of the Americas, Ltd.             Cayman Islands
  MONY Bank & Trust Company of the Americas, Ltd.               Cayman Islands
  MONY International Life Insurance Co. Seguros de Vida S.A.    Argentina
MONY Realty Partners, Inc.                                      Delaware
MONY Securities Corporation(3)                                  New York
  Trusted Securities Advisors Corp.(4)                          Minnesota
     CFSB Insurance Agency, Inc.                                Massachusetts
Sagamore Financial Corporation                                  Ohio
  U.S. Financial Life Insurance Company                         Ohio
  Financial Marketing Agency, Inc.                              Ohio
1740 Advisers, Inc.                                             New York
1740 Ventures, Inc.                                             New York
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(1) Formerly known as MONY Credit Corporation
(2) Formerly known as MONY Funding, Inc.
(3) Formerly known as MONY Securities Corp.
(4) Formerly known as CFS Brokerage Corp.
  MONY CS, Inc.*                                                Georgia
* Dissolved November 24, 1998
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